EXHIBIT 99.1

FOR IMMEDIATE RELEASE

First Citizens Bancshares, Inc. Completes Merger With Southern Heritage Bancshares, Inc.

Dyersburg, Tennessee – October 1, 2014 – Today First Citizens Bancshares, Inc. announced the completion of its acquisition of Southern Heritage Bancshares, Inc., which was merged with and into First Citizens Bancshares, Inc. The merger resulted in Southern Heritage Bank, a community bank based in Cleveland, Tennessee, becoming a wholly owned subsidiary of First Citizens Bancshares, Inc.

With the merger, First Citizens extends its footprint statewide to include offices in Bradley County, Tennessee and solidifies its position as the 7th largest Tennessee-based community bank. The combined organization has approximately $1.5 billion in assets, $1.2 billion in deposits, 349 associates and 24 branches across 10 Tennessee counties.

“Our bank just celebrated our 125th anniversary and we are excited about our future, partnered with a strong bank and new teammates who match our culture and desire for excellence,” said Jeff Agee, First Citizens’ CEO. “Already being well matched in terms of values, financial performance and strategic goals establishes a solid foundation for success for our teammates, customers and shareholders.”

J. Lee Stewart, Southern Heritage’s President and Chief Executive Officer immediately prior to the merger, has joined First Citizens’ Board of Directors, expanding the total number of directors to 19. “To combine the success of Southern Heritage Bank in East Tennessee with the solid market share and highly ranked performance of First Citizens in West and Middle Tennessee is a strategic move that I believe will greatly enhance shareholder value,” said Mr. Stewart. “Our teammates are excited to be a part of First Citizens.”

First Citizens was advised by Olsen Palmer LLC and the law firm of Waller Lansden Dortch & Davis, LLP. Southern Heritage was advised by FIG Partners, LLC and the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

About First Citizens

Originally founded in 1889, with $1.2 billion in total assets and 21 branches throughout west and middle Tennessee, First Citizens is the 7th largest Tennessee-based banking institution and is the 16th largest deposit holder in the Volunteer state. For the second year in a row, Seifried & Brew, a national banking economic and consulting group, included First Citizens National Bank in the Top 15th percentile of community banks, based on institutions with assets between $100 million and $5 billion. In November 2013, First Citizens National Bank was recognized by American Banker magazine as the 6th “Best Bank to Work For in the U.S.” in the category of banks with assets less than $3 billion. For more information, visit First Citizens’ website at www.firstcnb.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the financial and other benefits and other effects of the merger, the extension of First Citizens’ footprint, the increase in First Citizens’ market share, the size of the combined organization and enhancement of shareholder value. Forward-looking statements can be identified by the use of the words "anticipate," "believe," "expect," "intend," "could," "should," "forward," "future," "opportunity" and other words of similar meaning. These forward-looking statements express management's current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and financial and other benefits from the merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; market, economic, operational, liquidity, credit and interest rate risks associated with First Citizens' and Southern Heritage's businesses, competition, government legislation and policies; ability of First Citizens to execute its business plans; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of First Citizens’ internal controls; failure or disruption of First Citizens’ information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations and other matters discussed in this press release. These forward-looking statements are made only as of the date of this press release, and First Citizens undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

Source: First Citizens Bancshares, Inc.